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                                                                    Exhibit 23.6


INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
AMN Healthcare Services, Inc.:

We have audited the consolidated statements of operations, stockholders' equity and cash flows of AMN Healthcare Services, Inc. and subsidiary, formerly AMN Holdings, Inc., (the "Company") for the year ended December 31, 1998, and have issued our report thereon dated September 23, 1999 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedule listed in Item 16 of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ DELOITTE & TOUCHE LLP


San Diego, California
September 23, 1999